Exhibit 23.4

[JAMDAT MOBILE LETTERHEAD]

September 2, 2004

Mr. Rajiv Dutta
Chief Financial Officer
eBay Inc.
2145 Hamilton Avenue
San Jose, CA 95125

Dear Rajiv:

        JAMDAT Mobile Inc. has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission. As set forth in our correspondence dated September 2, 2004, you have agreed to join our Board of Directors upon the consummation of our initial public offering. We intend to refer to you as a director nominee and include your name in the Registration Statement. We hereby request your consent to the use of your name in the Registration Statement.

        Please indicate by signing below that you consent to the inclusion in the Registration Statement on Form S-1 and in the related Prospectus, of (i) a reference naming you as a person about to become a director of the Company; and (ii) such other information regarding you as is required to be included therein under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. If you agree, please execute and fax this letter to me at (310) 397-0353 as soon as possible, with a hard copy to follow via mail. The hard copy should be sent to:

                Craig Gatarz, Esq.
                JAMDAT Mobile Inc.
                3415 S. Sepulveda Blvd., Suite 700
                Los Angeles, CA 90034

        If you have any questions, please do not hesitate to call. Thank you for your assistance in this matter.

Very truly yours,
/s/ CRAIG GATARZ Craig Gatarz Chief Operating Officer and General Counsel

Mr. Rajiv Dutta
September 2, 2004

        I hereby consent to the inclusion in the Registration Statement on Form S-1 of JAMDAT Mobile Inc. (the "Company") (SEC File No. 333-117127), and in the related Prospectus, of (i) a reference naming me as a person about to become a director of the Company; and (ii) such other information regarding me as is required to be included therein under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

By:	/s/ RAJIV DUTTA Rajiv Dutta